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                                                                  EXHIBIT 21.1
                                                                  SUBSIDIARIES

Berkshire Crossing Retail LLC, a Delaware LLC
Berkshire Crossing Shopping Center LLC, a Delaware LLC
Bradley Financing Corp., a Delaware corporation
Bradley Financing Partnership, a Delaware partnership
Bradley Operating Limited Partnership, a Delaware limited partnership Bradley Spring Mall LP, a Delaware limited partnership
Bradley Spring Mall, Inc., a Delaware corporation
Colby Grove Retail LLC, a Delaware LLC
Grand Traverse Crossing Shopping Center, LLC, a New York LLC
Grove Court Shopping Center LLC, a Delaware LLC
Heritage Mishwaka LLC, Delaware limited liability company
Heritage Montgomery SPE LLC, a Delaware LLC
Heritage Montgomery SPE MGR Inc., a Delaware corp.
Heritage Property Investment Limited Partnership, a Delaware limited partnership
Heritage Realty Management, Inc., a Maryland corporation
Heritage Realty Special LP Corporation, a Maryland corporation Heritage SPE Corp., a Delaware corporation
Heritage SPE LLC, a Delaware limited liability company
Heritage SPE MGR LLC, a Delaware limited liability company
Heritage Spradlin SPE LLC, a Delaware limited liability company Heritage Spradlin SPE MGR Inc., a Delaware corporation
Heritage Warminster SPE LLC, a Delaware LLC
Heritage Warminster SPE MGR Inc., a Delaware corporation Heritage-Austen Acquisition Inc., a Maryland corporation
NH Heritage Limited Partnership, a New Hampshire limited partnership Pioneer Grand Traverse Company, LLC, a New York LLC
Salmon Run Plaza LLC, a Delaware LLC
Williamson Square Associates Limited Partnership, an Illinois limited partnership